Exhibit 3.1

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

ARTICLES SUPPLEMENTARY

J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, reclassified and designated 500,000,000 authorized but unissued shares of Class X Common Stock, $0.01 par value per share (the “Initial Class X Common Shares”), as shares of a new Class X Common Stock, $0.01 par value per share, of the Corporation the (“Class X Common Shares”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article IV or Article V of the Charter, as appropriate, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class X Common Shares

(1)
Authorized Shares. Of the total number of authorized Common Shares, 500,000,000 shares are classified as Class X Common Shares.
(2)
Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Class X NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class X Common Shares, determined as described in the Prospectus, divided by the number of outstanding Class X Common Shares.

“Class X Conversion Rate” shall mean the fraction, the numerator of which is the Class X NAV Per Share and the denominator of which is the Class I NAV Per Share.

(3)
Conversion to Class I Common Shares. Each Class X Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares, equal to the Class X Conversion Rate on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange, and (c) such other date as set forth in the subscription agreement between the Corporation and such Stockholder that governed the issuance of such Class X Common Share.
(4)
Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class X Common Shares will automatically convert to Class I Common Shares at the Class X Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Class I Common Shares, ratably with each other holder of Class I Common Shares, which will include all converted Class X Common Shares, in such proportion as the number of outstanding Class I Common Shares held by such holder bears to the total number of Class I Common Shares then outstanding.

SECOND: The Class X Common Shares have been designated and the Initial Class X Common Shares have been reclassified by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Co-President and attested to by its Secretary on this 16th day of April, 2024.

ATTEST:			J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

By:	/s/ Christian P. Porwoll		By:	/s/ Douglas A. Schwartz (SEAL)
	Name:	Christian P. Porwoll		Name:	Douglas A. Schwartz
	Title:	Secretary		Title:	Co-President